(ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD)

                       101 North Tryon Street, Suite 1900
                        Charolotte, North Carolina 28246

                            Telephone (704) 377-2536
                               Fax (704) 378-4000

                                June 12, 1997


Integon Corporation
500 West Fifth Street
Winston-Salem, North Carolina 27152

Ladies and Gentlemen:

     We refer to the Registration Statement, as amended, of Integon Corporation, a Delaware corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 50,000 shares of the Company's
Common Stock, par value $.01 per share (the "Shares"), that may be issued to certain persons in accordance with the Company's 1992 Stock Option Plan (the "Plan"). We have examined the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

     Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan.

     The opinions expressed herein are contingent upon the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws not being further amended prior to the issuance of any Shares after the date hereof.

     It is also our opinion that, under current law, the discussion set forth under the heading "Federal Income Tax Consequences" in the Registration Statement, although general in nature, is an accurate summary of the material federal income tax consequences related to stock options under the Plan and the transfer and exercise thereof.

Integon Corporation
June 12, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to the use of our name appearing in the Registration Statement and any amendment thereto.

     This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other state or jurisdiction.


                                      Very truly yours,

                                      ROBINSON, BRADSHAW & HINSON, P.A.

                                      /s/ PATRICK S. BRYANT
                                      Patrick S. Bryant